Exhibit 2
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
EURAND N.V.
January 19, 2011
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■	00033333333333333300 1	011911

ONLY SIGNED AND DATED CARDS WILL BE HELD VALID
IN THE ABSENCE OF DIRECTION, THIS CARD WILL BE VOTED “FOR” ALL RESOLUTIONS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
The UNDERSIGNED, [FULL NAME OF REGISTERED SHAREHOLDER], the registered owner of ordinary shares in the capital of Eurand, N.V., a Dutch company with limited liability (the “Company”), (the “Shares”), hereby irrevocably authorizes and directs the members of the Proxy Committee, individually and with full power of substitution, to cause the Shares to be voted at: the Extraordinary General Meeting (“EGM”) of Shareholders of the Company, to be held in Amsterdam, The Netherlands at the Company’s registered office in Olympic Plaza, Fred. Roeskestraat 123, on Wednesday, 19 January 2011 at 10:00 AM (CET) or any adjournment or postponement thereof, on the following matters as indicated by the UNDERSIGNED below:
		1A.	To appoint John J. Fraher as executive director ‘A’ and Chief Executive Officer of the Company.	☐	☐	☐

		1B.	To appoint Cecilia Gonzalo as a non-executive director ‘B’ of the Company.	☐	☐	☐

		2A.	To review and approve compensation for John J. Fraher, Executive Director and Chief Executive Officer of the Company.	☐	☐	☐

		2B.	To review and approve compensation for Angelo C. Malahias, Chairman of the Board of the Company.	☐	☐	☐

		2C.	To review and approve compensation for Cecilia Gonzalo as a Director of the Company.	☐	☐	☐

		3.	To grant a discharge to the resigning directors (Gearoid Faherty and Jonathan Cosgrave) in respect of their management during the financial year 2010.	☐	☐	☐

		4.	To approve the Share Purchase Agreement by and among the Company, Axcan Holdings Inc. and Axcan Pharma Holding B.V.	☐	☐	☐

		5.	To review and approve the sale of all assets and liabilities of the Company to Axcan Pharma Holding B.V. or one or more of its designees, effective upon the closing of the Axcan offer.	☐	☐	☐

		6.	To approve the designation of the Members of the Special Committee with respect to the sale of the assets and liabilities of the Company.	☐	☐	☐

		7A.	To appoint Richard Tarte, VP, Corporate Development and General Counsel of Axcan, as an executive director ‘A’ of the Company, effective upon the closing of the Axcan offer.	☐	☐	☐

		7B.	To appoint Richard DeVleeschouwer, Senior Vice President, Human Resources of Axcan, as an executive director ‘A’ of the Company, effective upon the closing of the Axcan offer.	☐	☐	☐

		7C.	To appoint Steve Gannon, Senior Vice President, CFO of Axcan, as an executive director ‘A’ of the Company, effective upon the closing of the Axcan offer.	☐	☐	☐

		8.	To approve the dissolution of the Company, effective upon the completion of the Subsequent Offering Period.	☐	☐	☐

9.
To approve the appointment of Axcan Pharma Holding B.V. keeper of the books and records of the Company upon termination of the liquidation, effective upon the completion of the Subsequent Offering Period.
				☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	10.	To approve any other resolution tabled in connection with the above.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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